Exhibit 99.1

DBGI Announces Extension of Warrant Exercise Period

Austin, Texas – February 17, 2026 – Digital Brands Group, Inc. (“DBG” or the “Company”) (Ticker: [NASDAQ:DBGI]), a publicly traded company specializing in eCommerce and Fashion, today announced that it has entered into letter agreements (the “Agreements”) with certain existing holders (the “Holders”) of Common Share Purchase Warrants (the “Existing Warrants”) previously issued by the Company in an offering pursuant to that certain Registration Statement Form S-1 declared effective on February 11, 2025 (File No.: 333-284508). The Existing Warrants are scheduled to expire on February 17, 2026, and have an exercise price of $0.66 per share.

Pursuant to the Agreement, each Holder agreed to exercise (i) 591,492 of its Existing Warrants at an exercise price of $0.66 per share upon entry into the Agreement and (ii) 2,408,508 New Warrants (as defined below) at an exercise price of $0.66 per share on or before June 17, 2026. The Holders exercised an aggregate amount of 2,365,968 Existing Warrants, which resulted in aggregate proceeds to the Company of approximately $1.54 million.

In consideration for each Holder’s agreement to exercise certain Existing Warrants as set forth in the Agreement, the Company agreed to issue to each Holder new Common Share Purchase Warrants (the “New Warrants”) entitling each Holder to purchase up 2,408,508 shares of the Company’s common stock (the “Common Stock”) by June 17, 2026 at an exercise price of $0.66 per share (the “New Warrants”). Except for the expiration date, the New Warrants are substantially similar to the Existing Warrants in all material respects.

Pursuant to the Agreement, the Company agreed to register the shares of Common Stock issuable upon conversion of the New Warrants for resale pursuant to a Registration Statement on Form S-3, which is to be initially filed by the Company by no later than February 27, 2026.

About Digital Brands Group

We offer a wide variety of apparel through numerous brands on a both direct-to-consumer and wholesale basis. We have created a business model derived from our founding as a digitally native-first vertical brand. We focus on owning the customer’s “closet share” by leveraging their data and purchase history to create personalized targeted content and looks for that specific customer cohort.

Digital Brands Group, Inc. Company Contact

Hil Davis, CEO

Email: invest@digitalbrandsgroup.co

https://ir.digitalbrandsgroup.co

Forward-looking Statements

Certain statements included in this release are “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements are made based on our expectations and beliefs concerning future events impacting DBG and therefore involve several risks and uncertainties. You can identify these statements by the fact that they use words such as “will,” “anticipate,” “estimate,” “expect,” “should,” and “may” and other words and terms of similar meaning or use of future dates, however, the absence of these words or similar expressions does not mean that a statement is not forward-looking. All statements regarding DBG’s plans, objectives, projections and expectations relating to DBG’s operations or financial performance, and assumptions related thereto are forward-looking statements. We caution that forward-looking statements are not guarantees and that actual results could differ materially from those expressed or implied in the forward-looking statements. DBG undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. Potential risks and uncertainties that could cause the actual results of operations or financial condition of DBG to differ materially from those expressed or implied by forward-looking statements include, but are not limited to: risks arising from the anticipated benefits of the agreements and covenants contained in the Agreement; the accuracy of information provided by certain Holders to the Company concerning the Existing Warrants and New Warrants ; DBG’s ability to add and retain strategic partners and customers; disruption to DBGs distribution system; the financial strength of DBG’s customers; fluctuations in the price, availability and quality of raw materials and contracted products; disruption and volatility in the global capital and credit markets; perception of DBG by consumers and in the markets in which it operates; DBG’s response to changing fashion trends, evolving consumer preferences and changing patterns of consumer behavior; intense competition from online retailers; manufacturing and product innovation; increasing pressure on margins; DBG’s ability to implement its business strategy; DBG’s ability to grow its wholesale and direct-to-consumer businesses; retail industry changes and challenges; DBG’s and its vendors’ ability to maintain the strength and security of information technology systems; the risk that DBG’s facilities and systems and those of our third-party service providers may be vulnerable to and unable to anticipate or detect data security breaches and data or financial loss; DBG’s ability to properly collect, use, manage and secure consumer and employee data; stability of DBG’s manufacturing facilities and foreign suppliers; continued use by DBG’s suppliers of ethical business practices; DBG’s ability to accurately forecast demand for products; continuity of members of DBG’s management; DBG’s ability to protect trademarks and other intellectual property rights; possible goodwill and other asset impairment; DBG’s ability to execute and integrate acquisitions; changes in tax laws and liabilities; legal, regulatory, political and economic risks; adverse or unexpected weather conditions; DBG’s indebtedness and its ability to obtain financing on favorable terms, if needed, could prevent DBG from fulfilling its financial obligations; and climate change and increased focus on sustainability issues. More information on potential factors that could affect DBG’s financial results is included from time to time in DBG’s public reports filed with the SEC, including DBG’s Annual Report on Form 10-K, and Quarterly Reports on Form 10-Q, and Curren Reports on Forms8-K filed or furnished with the U.S. Securities and Exchange Commission.